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                                                                 EXHIBIT 10.33.2


           SECOND AMENDMENT TO STOCKHOLDER PROTECTION RIGHTS AGREEMENT

         This Second Amendment (the "AMENDMENT") to Stockholder Protection Rights Agreement is entered into as of June 10, 2002, by and between Hanover Capital Mortgage Holdings, Inc., a Maryland corporation (the "COMPANY") and EquiServe Trust Company, N.A., a national banking association (the "RIGHTS AGENT").

                              W I T N E S S E T H :
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         WHEREAS, the Company and the Rights Agent are parties to that certain
Stockholder Protection Rights Agreement dated as of April 11, 2000 (the "AGREEMENT"); and

         WHEREAS, the Company and the Rights Agent amended the Agreement to appoint EquiServe Trust Company as the Rights Agent by that certain Amendment to the Agreement effective as of September 26, 2001 (the "AMENDMENT"); and

         WHEREAS, effective May 24, 2002, the Company has amended its Articles of Incorporation to provide for an increased Excepted Holder Limit which allows John A. Burchett to own up to 20% of the Company's capital stock; and

         WHEREAS, the Agreement currently provides that if Mr. Burchett acquires beneficial ownership of 18% or more of the Company's common stock he could become an "Acquiring Person" as defined in the Agreement, which could lead to the occurrence of the "Separation Time" as defined in the Agreement; and

         WHEREAS, the Board of Directors, with Mr. Burchett recusing himself from the vote thereon, deemed it fair, desirable and in the best interests of the Company and its stockholders to, pursuant to Section 5.4 of the Agreement, amend the Agreement as set forth below, and duly authorized Mr. Burchett to execute and deliver this Amendment, in order to ensure that the provisions of the Agreement are consistent with the provisions of the Company's amended Articles of Incorporation.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. DEFINED TERMS. Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to such terms in the Agreement, as amended hereby.

2.   AMENDMENTS TO THE AGREEMENT.

     2.1.         The definition of "Acquiring Person" under Article I,
                  Section 1.1 of the Agreement is deleted in its entirety and is replaced with the following:

                  ""ACQUIRING PERSON" shall mean any Person who is a Beneficial Owner of 10% or more of the outstanding shares of Common Stock (or in the case of John A. Burchett, more than 20% of the outstanding shares of Common Stock or in the case of Wallace Weitz, 17% or more of the outstanding shares of Common Stock); PROVIDED, HOWEVER, that

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                  the term "Acquiring Person" shall not include any Person (i)
                  who shall become the Beneficial Owner of 10% or more (or in the case of John A. Burchett, more than 20% of the outstanding shares of Common Stock or in the case of Wallace Weitz, 17% or more of the outstanding shares of Common
                  Stock) of the outstanding shares of Common Stock solely as a result of an acquisition by the Company of shares of Common Stock, until such time hereafter or thereafter as any of such Persons shall become the Beneficial Owner (other than by means of a stock dividend or stock split) of any additional shares of Common Stock, (ii) who becomes the Beneficial Owner of 10% or more (or in the case of John A. Burchett, more than 20% of the outstanding shares of Common Stock or in the case of Wallace Weitz, 17% or more of the outstanding shares of Common Stock) of the outstanding shares of Common Stock but who acquired Beneficial Ownership of shares of Common Stock without any plan or intention to seek or affect control of the Company, if, upon notice by the Company, such Person promptly enters into an irrevocable commitment with the Company to divest, and thereafter promptly divests (without exercising or retaining any power, including voting, with respect to such shares), sufficient shares of Common Stock (or securities convertible into, exchangeable into or exercisable for Common Stock) so that such Person ceases to be the Beneficial Owner of 10% or more (or in the case of John A. Burchett, more than 20% of the outstanding shares of Common Stock or in the case of Wallace Weitz, 17% or more of the outstanding shares of Common
                  Stock) of the outstanding shares of Common Stock or (iii) who Beneficially Owns shares of Common Stock consisting solely of one or more of (A) shares of Common Stock Beneficially Owned pursuant to the grant or exercise of an option granted to such Person (an "OPTION HOLDER") by the Company in connection with an agreement to merge with, or acquire, the Company entered into prior to a Flip-in Date,
                  (B) shares of Common Stock (or securities convertible into, exchangeable into or exercisable for Common Stock), Beneficially Owned by such Option Holder or its Affiliates or Associates at the time of grant of such option and (C) shares of Common Stock (or securities convertible into, exchangeable into or exercisable for Common Stock) acquired by Affiliates or Associates of such Option Holder after the time of such grant which, in the aggregate, amount to less than 1% of the outstanding shares of Common Stock. In addition, the Company, any wholly-owned Subsidiary of the Company and any employee stock ownership or other employee benefit plan of the Company or a wholly-owned Subsidiary of the Company shall not be an Acquiring Person."

     2.2. Section 4.4 entitled "Change of Rights Agent" of the Agreement is hereby amended by inserting after the first sentence ending with the words "...by first-class mail." the words:

                  "In the event the Transfer Agency and Services Agreement terminates, the Rights Agent will be deemed to resign automatically on the effective date of such termination; and any required notice will be sent by the Company."

3.   REFERENCE TO AND EFFECT OF THE AGREEMENT.

     3.1. Upon the effectiveness of this Amendment, each reference in the Agreement to "this Agreement," "hereunder," "hereof," "herein," and similar terms shall mean and be a reference to the Agreement as amended hereby.

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     3.2.         Except as specifically amended above, all of the terms,
                  conditions and covenants of the Agreement shall remain unaltered and in full force and effect and shall be binding upon the parties thereto in all respects and are hereby ratified and confirmed.

4. CHOICE OF LAW. This Amendment shall be construed in accordance with the internal laws (and not the law of conflicts) of the State of Maryland.

5. HEADINGS. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

6. COUNTERPARTS. This Amendment may be executed in one or more counterparts each of which when so executed and delivered will be deemed an original but all of which will constitute one and the same amendment.

                           [Signature page to follow]


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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.



         HANOVER CAPITAL MORTGAGE HOLDINGS, INC.



            /s/ John A. Burchett
         -------------------------------
         Name:    John A. Burchett
         Title:   Chairman, Chief Executive Officer and President




         EQUISERVE TRUST COMPANY, N.A.


            /s/ Tyler Haynes
         -----------------------
         Name:
         Title:








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